                                                                   EXHIBIT 10.35
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                           ODYSSEY RE HOLDINGS CORP.

             $100,000,000 7.49% SENIOR NOTES DUE NOVEMBER 30, 2006

                      ------------------------------------

                            NOTE PURCHASE AGREEMENT

                      ------------------------------------

                         DATED AS OF NOVEMBER 15, 2001

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

                               TABLE OF CONTENTS

                         (NOT A PART OF THE AGREEMENT)

SECTION                                       HEADING                             PAGE
----------------    ------------------------------------------------------------  ----
Section 1.          Authorization of Notes......................................    1
Section 2.          Sale and Purchase of Notes..................................    1
Section 3.          Closing.....................................................    1
Section 4.          Conditions to Closing.......................................    1
  Section 4.1       Representations and Warranties..............................    1
  Section 4.2       Performance; No Default.....................................    1
  Section 4.3       Compliance Certificates.....................................    2
  Section 4.4       Opinions of Counsel.........................................    2
  Section 4.5       Purchase Permitted by Applicable Law, Etc...................    2
  Section 4.6       Related Transactions........................................    2
  Section 4.7       Payment of Special Counsel Fees.............................    2
  Section 4.8       Private Placement Number....................................    2
  Section 4.9       Changes in Corporate Structure..............................    2
  Section 4.10      Funding Instructions........................................    3
  Section 4.11      Proceedings and Documents...................................    3
Section 5.          Representations and Warranties of the Company...............    3
  Section 5.1       Organization; Power and Authority...........................    3
  Section 5.2       Authorization, Etc..........................................    3
  Section 5.3       Disclosure..................................................    3
  Section 5.4       Organization and Ownership of Shares of Subsidiaries;           4
                    Affiliates..................................................
  Section 5.5       Financial Statements........................................    4
  Section 5.6       Compliance with Laws, Other Instruments, Etc................    4
  Section 5.7       Governmental Authorizations, Etc............................    4
  Section 5.8       Litigation; Observance of Agreements, Statutes and Orders...    4
  Section 5.9       Taxes.......................................................    5
  Section 5.10      Title to Property; Leases...................................    5
  Section 5.11      Licenses, Permits, Etc......................................    5
  Section 5.12      Compliance with ERISA.......................................    5
  Section 5.13      Private Offering by the Company.............................    6
  Section 5.14      Use of Proceeds; Margin Regulations.........................    6
  Section 5.15      Existing Indebtedness; Future Liens.........................    6
  Section 5.16      Foreign Assets Control Regulations, Etc.....................    7
  Section 5.17      Status under Certain Statutes...............................    7
  Section 5.18      Environmental Matters.......................................    7
  Section 5.19      Notes Rank Pari Passu.......................................    7

SECTION                                       HEADING                             PAGE
----------------    ------------------------------------------------------------  ----
Section 6.          Representations of the Purchasers...........................    7
  Section 6.1       Purchase for Investment.....................................    7
  Section 6.2       Source of Funds.............................................    8
Section 7.          Information as to Company...................................    8
  Section 7.1       Financial and Business Information..........................    8
  Section 7.2       Officer's Certificate.......................................   10
  Section 7.3       Inspection..................................................   10
Section 8.          Prepayment of the Notes.....................................   11
  Section 8.1       Required Prepayments........................................   11
  Section 8.2       Optional Prepayments with Make-Whole Amount.................   11
  Section 8.3       Prepayment of Notes upon Change in Control..................   11
  Section 8.4       Allocation of Partial Prepayments...........................   13
  Section 8.5       Maturity; Surrender, Etc....................................   13
  Section 8.6       Purchase of Notes...........................................   13
  Section 8.7       Make-Whole Amount...........................................   13
Section 9.          Affirmative Covenants.......................................   14
  Section 9.1       Compliance with Law.........................................   14
  Section 9.2       Insurance...................................................   14
  Section 9.3       Maintenance of Properties...................................   14
  Section 9.4       Payment of Taxes and Claims.................................   15
  Section 9.5       Existence, Etc..............................................   15
Section 10.         Negative Covenants..........................................   15
  Section 10.1      Limitation on Debt..........................................   15
  Section 10.2      Limitation on Priority Debt.................................   15
  Section 10.3      Consolidated Net Worth......................................   15
  Section 10.4      Limitations or Liens........................................   15
  Section 10.5      Merger, Consolidation, Etc..................................   17
  Section 10.6      Sale of Assets, Etc.........................................   17
  Section 10.7      Disposal of Ownership of a Subsidiary.......................   18
  Section 10.8      Investments in Fairfax......................................   18
  Section 10.9      Nature of Business..........................................   18
  Section 10.10     Transactions with Affiliates................................   18
Section 11.         Events of Default...........................................   19

SECTION                                       HEADING                             PAGE
----------------    ------------------------------------------------------------  ----
Section 12.         Remedies on Default, Etc....................................   20
  Section 12.1      Acceleration................................................   20
  Section 12.2      Other Remedies..............................................   21
  Section 12.3      Rescission..................................................   21
  Section 12.4      No Waivers or Election of Remedies, Expenses, Etc...........   21
Section 13.         Registration; Exchange; Substitution of Notes...............   21
  Section 13.1      Registration of Notes.......................................   21
  Section 13.2      Transfer and Exchange of Notes..............................   21
  Section 13.3      Replacement of Notes........................................   22
Section 14.         Payments on Notes...........................................   22
  Section 14.1      Place of Payment............................................   22
  Section 14.2      Home Office Payment.........................................   22
Section 15.         Expenses, Etc...............................................   23
  Section 15.1      Transaction Expenses........................................   23
  Section 15.2      Survival....................................................   23
Section 16.         Survival of Representations and Warranties; Entire             23
                    Agreement...................................................
Section 17.         Amendment and Waiver........................................   23
  Section 17.1      Requirements................................................   23
  Section 17.2      Solicitation of Holders of Notes............................   23
  Section 17.3      Binding Effect, Etc.........................................   24
  Section 17.4      Notes Held by Company, Etc..................................   24
Section 18.         Notices.....................................................   24
Section 19.         Reproduction of Documents...................................   24
Section 20.         Confidential Information....................................   25
Section 21.         Substitution of Purchaser...................................   25
Section 22.         Miscellaneous...............................................   26
  Section 22.1      Successors and Assigns......................................   26
  Section 22.2      Payments Due on Non-Business Days...........................   26
  Section 22.3      Severability................................................   26
  Section 22.4      Construction................................................   26
  Section 22.5..    Counterparts................................................   26
  Section 22.6..    Governing Law...............................................   26
Signature.......................................................................   27

ATTACHMENTS TO THE NOTE PURCHASE AGREEMENT:

Schedule A       Information Relating to Purchasers
Schedule B       Defined Terms
Schedule 4.9     Changes in Corporate Structure
Schedule 5.3     Disclosure Materials
Schedule 5.4     Subsidiaries of the Company and Ownership of Subsidiary
                 Stock
Schedule 5.5     Financial Statements
Schedule 5.8     Certain Litigation
Schedule 5.11    Patents, Etc.
Schedule 5.14    Use of Proceeds
Schedule 5.15    Existing Debt; Future Liens
Exhibit 1        Form of 7.49% Senior Note due November 30, 2006
Exhibit          Form of Opinion of Counsel for the Company
  4.4(a)
Exhibit          Form of Opinion of Donald L. Smith, Esq., General Counsel to
  4.4(b)         the Company
Exhibit          Form of Opinion of Special Counsel for the Travelers
  4.4(c)         Purchasers

                           ODYSSEY RE HOLDINGS CORP.
                            140 Broadway, 39th Floor
                            New York, New York 10005
                    7.49% Senior Notes due November 30, 2006

                                                   Dated as of November 15, 2001

To the Purchasers listed in
  the attached Schedule A:

Ladies and Gentlemen:

     Odyssey Re Holdings Corp., a Delaware corporation (the "Company"), agrees with the purchasers listed in the attached Schedule A (the "Purchasers") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 7.49% Senior Notes due November 30, 2006 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. Each Purchaser's obligations hereunder are several and not joint and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

SECTION 3. CLOSING.

     The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "Closing") on December 4, 2001 or on such other Business Day thereafter on or prior to December 7, 2001 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

     Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

          Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

          Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

          Section 4.3. Compliance Certificates.

             (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

             (b) Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

          Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Shearman & Sterling, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Travelers Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), (b) from Donald L. Smith, Esq., General Counsel to the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Travelers Purchasers may reasonably request and
     (c) in the case of Zenith Insurance Company and the Travelers Purchasers, from Chapman and Cutler, special counsel to the Travelers Purchasers, in connection with such transactions, substantially in the form set forth in
     Exhibit 4.4(c) and covering such other matters incident to such transactions as such Travelers Purchaser may reasonably request.

          Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

          Section 4.6. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of the Closing pursuant to this Agreement.

          Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of special counsel to the Travelers Purchasers and original drafting counsel referred to in Section
     4.4 to the extent reflected in a statement of such counsel rendered to the Company no later than 12:00 noon Chicago time one Business Day prior to the Closing.

          Section 4.8. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

          Section 4.9. Changes in Corporate Structure.  Except as specified in
     Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

          Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions executed by an authorized financial officer of the Company directing the manner of the payment of funds and setting forth (a) the name of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

          Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Travelers Purchasers, and such Purchaser and special counsel to the Travelers Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Travelers Purchasers may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each Purchaser that:

          Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

          Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 5.3. Disclosure. The Company, through its lead agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated October 2001 and various enclosures related thereto (collectively, the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

          Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

             (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) of the Company's Affiliates, other than Subsidiaries, and (3) of the Company's directors and senior officers.

             (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

             (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

             (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law and insurance regulatory statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

          Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

          Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

          Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

          Section 5.8. Litigation; Observance of Agreements, Statutes and
     Orders.

             (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1997.

          Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

          Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11.

             (a) the Company and its Subsidiaries own, possess or are licensed to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are Material, without known material conflict with the rights of others;

             (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, domain name or other right owned by any other Person; and

             (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Subsidiaries.

          Section 5.12. Compliance with ERISA.

             (a) The Company and each ERISA Affiliate have operated and administered each employee benefit plan (as defined in Section 3(3) of ERISA) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to

        Title I or IV of ERISA or to such penalty or excise tax provisions or to
        Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the aggregate for all Plans.

             The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

             (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

             (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser, and is made only as of the date each Purchaser's representation in Section 6.2 is made.

          Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than seventy-five (75) other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

          Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR
     224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 0% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

          Section 5.15. Existing Indebtedness; Future Liens.

             (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of September 30, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

          Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Anti-Terrorism Order, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is required to be registered under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

          Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing:

             (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

             (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.19. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the Company, including, without limitation, all Senior Debt of the Company described in
     Schedule 5.15.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

          Section 6.1. Purchase for Investment. Each Purchaser represents that it is an Institutional Accredited Investor. Each Purchaser further represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust fund's property shall at all times be within such Purchaser's or such pension or trust fund's control. Each Purchaser understands that the Notes have not been registered under the Securities Act or securities laws of any other applicable jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

          Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

             (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

             (b) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
        (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b) prior to the date of the Closing, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

             (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the applicable conditions of Part I of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

             (d) the Source is a governmental plan; or

             (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e) prior to the date of the Closing; or

             (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

          As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "employee benefit plan" shall also include a "plan" as defined in
     Section 4975(e)(i) of the Code.

SECTION 7. INFORMATION AS TO COMPANY.

          Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

             (a) Quarterly Statements. Within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                (1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                (2) consolidated statements of operations and comprehensive income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

             (b) Annual Statements. Within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                (1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                (2) consolidated statements of operations and comprehensive income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

           setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
           Section 7.1(b);

             (c) SEC and Other Reports. Promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally and (2) each regular or periodic report, each registration statement that has become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

             (d) Notice of Default or Event of Default. Promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

             (e) ERISA Matters. Promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                (1) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA, for which notice thereof has not been waived pursuant to the applicable regulations if such reportable event could reasonably be expected to have a Material Adverse Effect, it being agreed that an event required to be reported pursuant to Department of Labor Regulation Section 4043.25, 4043.26 or 4043.33 shall, in any event, be subject to the notice requirement of this
           Section 7.1(e)(1); or

                (2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
           Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

             (f) Notices from Governmental Authority. Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

             (g) Requested Information. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

          Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

             (a) Covenant Compliance. The information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

             (b) Event of Default. Statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

          Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

             (a) No Default. If no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the

        Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

             (b) Default. If a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

          Section 8.1. Required Prepayments.

             (a) The Notes shall not be subject to any required prepayment prior to the final maturity thereof.

             (b) On the maturity date of the Notes, the Company will pay the then outstanding principal amount of Notes together with interest accrued thereon.

          Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
     Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

          Section 8.3. Prepayment of Notes upon Change in Control.

             (a) Notice of Change in Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or Change in Control contemplated by such Control Event) shall have been given pursuant to paragraph (b) of this Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (c) of this Section 8.3 and shall be accompanied by the certificate described in paragraph (g) of this
        Section 8.3.

             (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (1) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in paragraph (c) of this Section 8.3, accompanied by the certificate described in paragraph (g) of this Section 8.3, and (2) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

             (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this

        Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the thirtieth day after the date of such offer). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (b) of this Section 8.3, such date shall be the proposed date of the Change in Control.

             (d) Acceptance/Rejection. A holder of Notes may accept or reject the offer to prepay Notes made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company within 15 Business Days after receipt of the notice specified in paragraph (a) or paragraph (b) above; provided that if such Proposed Prepayment Date shall be deferred pursuant to paragraph (f) of this
        Section 8.3 for more than 10 Business Days, then any acceptance of an offer may be rescinded by a holder by written notice delivered to the Company not less than three days prior to any deferred prepayment date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

             (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment but without any premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph (f) of this Section 8.3.

             (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by paragraph (b) and accepted in accordance with paragraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Controls occurs. The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur and (3) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

             (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (1) the Proposed Prepayment Date; (2) that such offer is made pursuant to this Section 8.3; (3) the principal amount of each Note offered to be prepaid; (4) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (5) that the conditions of this Section 8.3 have been fulfilled; and (6) in reasonable detail, the nature and date or proposed date of the Change in Control.

             (h) Change in Control Defined. "Change in Control" shall be deemed to have occurred if any Person or Persons acting in concert (other than Fairfax), together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% of the issued and outstanding common stock of the Company.

             (i) Control Event Defined.  "Control Event" shall mean:

                (1) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                (2) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

                (3) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

          Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

          Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          Section 8.6. Purchase of Notes. The Company will not, and will not permit any Subsidiary to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Subsidiary pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

          Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

             "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
        Section 12.1, as the context requires.

             "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

             "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called

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        Principal, in Federal Reserve Statistical Release H.15 (519) (or any
        comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (ii) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

             "Remaining Average Life" shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

             "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

             "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

          Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with insurers reasonably determined by the Company in good faith to be financially sound and reputable, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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

          Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5, 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10. NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

          Section 10.1. Limitation on Debt.

             (a) The Company will not, at any time, permit Consolidated Debt to exceed 40% of Consolidated Total Capitalization.

             (b) The Company will not, at any time, permit Consolidated Short Term Debt to exceed 20% of Consolidated Total Capitalization.

          Section 10.2. Limitation on Priority Debt. The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Priority Debt, unless at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Priority Debt shall not exceed 10% of Consolidated Total Capitalization.

          Section 10.3. Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $720,000,000, plus (b) an aggregate amount equal to 35% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending on December 31, 2001.

          Section 10.4. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

             (a) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

             (b) statutory Liens of landlords, undetermined or inchoate Liens and other Liens imposed by law such as Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

             (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance, other types of social security or retirement benefits and insurance regulatory requirements, (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations or (3) to secure payments of claims under polices of reinsurance underwritten by any Subsidiary or letters of credit or reinsurance trusts established to secure such Subsidiaries obligations to make such payments, in each case, not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

             (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

             (e) Liens on property or assets of a Subsidiary securing Debt owing to the Company or to any of its Wholly-Owned Subsidiaries;

             (f) Liens existing on the date of the Closing and described in
        Schedule 5.15;

             (g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

             (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

                (1) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                (2) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Company to whom authority to enter into the related transaction has been delegated to by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction,

                (3) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property, and

                (4) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitation set forth in Section 10.1;

             (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and
        (3) the aggregate amount of all Debt secured by such Liens shall be permitted by the limitation set forth in Section 10.1;

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

             (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (f), (h) or (i) of this Section 10.4, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

             (k) other Liens not otherwise permitted by paragraphs (a) through
        (j), inclusive, of this Section 10.4, provided that the Priority Debt secured thereby shall be permitted by the limitation set forth in
        Section 10.2 at the time that the Lien securing such Priority Debt is created.

          Any Person that becomes a Subsidiary after the date of the Closing shall, for all purposes of this Section 10.4, be deemed to have created or incurred, at the time it becomes a Subsidiary, all outstanding Liens of such Person immediately after it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

          Section 10.5. Merger, Consolidation, Etc. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or a Wholly-Owned Subsidiary of the Company and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.6 or 10.7), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

             (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia),

             (b) if the Company is not the Successor Corporation, (1) the Successor Corporation shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders) and (2) the Successor Corporation shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

             (c) immediately after giving effect to such transaction, no Default or Event of Default would exist.

          No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

          Section 10.6. Sale of Assets, Etc.  Except as permitted under Section
     10.5 and Section 10.7, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

             (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

             (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

             (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company.

          If the Net Proceeds Amount for any Transfer is applied to (1) a Debt Prepayment Application, (2) a Property Reinvestment Application or (3) to make payment of claims under policies of reinsurance underwritten by any Subsidiary, in each case within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection
     (c) of this Section 10.6 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

          Section 10.7. Disposal of Ownership of a Subsidiary. The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

             (a) the issue of directors' qualifying shares by any such Subsidiary;

             (b) any such Transfer of Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

             (c) the Transfer of the Subsidiary Stock of a Subsidiary of the Company owned by the Company and its other Subsidiaries, provided such Transfer satisfies the requirements of Section 10.6 hereof.

          Section 10.8. Investments in Fairfax. The Company will not, and will not permit any of the Subsidiaries to, make or authorize any Investments in Fairfax or any Affiliate of Fairfax (other than the Company or any Subsidiary of the Company), unless immediately after giving effect to such action, (a) the aggregate value of all then outstanding Investments of the Company and its Subsidiaries in Fairfax made or authorized on or after the date of the Closing (valued immediately after such action) would not exceed $25,000,000, (b) the aggregate value of all then outstanding Investments of the Company and its Subsidiaries in any such Affiliate of Fairfax made or authorized on or after the date of the Closing (valued immediately after such action) would not exceed $25,000,000, provided that for purposes of this clause (b), the purchase by Odyssey Reinsurance Corporation of 1,000,000 shares of Zenith National Insurance Corp. for an amount not exceeding $25,000,000 pursuant to the stock purchase agreement dated as of November 21, 2001 between Odyssey Reinsurance Corporation and Zenith National Insurance Corp. shall be deemed to have been made and authorized prior to the date of the Closing and (c) no Default or Event of Default would exist.

          Each Person which becomes a Subsidiary of the Company after the date of the Closing will be deemed to have made, on the date such Person becomes a Subsidiary of the Company, all Investments of such Person in Fairfax and any Affiliates of Fairfax in existence on such date. The Company and each Subsidiary will be deemed to have made, on the date any Person becomes an Affiliate of Fairfax after the date of the Closing, all Investments of the Company or such Subsidiary in such Person in existence on such date. Investments in any Person that ceases to be a Subsidiary of the Company after the date of the Closing (but remains an Affiliate of Fairfax and in which the Company or another Subsidiary continues to maintain an Investment) will be deemed to have been made on the date on which such Person ceases to be a Subsidiary of the Company.

          Section 10.9. Nature of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of the Closing as described in the Memorandum.

          Section 10.10. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary),
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

     except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. Notwithstanding the foregoing but subject to the other terms of this Agreement, (a) the Company or any Subsidiary may enter into any transaction with an Affiliate that is expressly provided for by the Investment Management Agreements and the Investment Administration Agreements and (b) the Company may, at any time, prepay the Fairfax Debt so long as immediately prior to such prepayment and after giving effect thereto, no Default or Event of Default shall exist.

SECTION 11. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.8, inclusive, and such default is not remedied within five Business Days after the occurrence of such default; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
     Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount at least equal to 5% of Consolidated Net Worth beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount at least equal to 5% of Consolidated Net Worth or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (i) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount at least equal to 5% of Consolidated Net Worth or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

          (g) the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors,
     (4) consents to

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

     the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of 5% of Consolidated Net Worth are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan will become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits (other than COBRA) in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (1) through
     (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

          As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

          Section 12.1. Acceleration.

             (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (1) of paragraph (g) or described in clause (6) of paragraph (g) by virtue of the fact that such clause encompasses clause
        (1) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

             (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

             (c) If any Event of Default described in paragraph (a) or (b) of
        Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

             Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such

        Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

          Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
     Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

          Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

          Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
     Section 6.2.

          Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

             (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, a Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

             (b) in the case of mutilation, upon surrender and cancellation thereof,

        the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

          Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

          Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or it's nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
     13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this
     Section 14.2.

SECTION 15. EXPENSES, ETC.

          Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay (a) reasonable attorneys' fees of Schiff Hardin & Waite, original drafting counsel, and
     (b) all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers or any other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (i) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and
     (ii) the costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Purchasers and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than, with respect to any Purchaser or other holder of the Notes, those retained by such Purchaser or other holder).

          Section 15.2. Survival.  The obligations of the Company under this
     Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

          Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder unless consented to by such holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

          Section 17.2. Solicitation of Holders of Notes.

             (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
        Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

             (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

          Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates, including, without limitation, Fairfax Inc. and Zenith Insurance Company, shall be deemed not to be outstanding.

SECTION 18. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (1) if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

          (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Donald L. Smith, or at such other address as the Company shall have specified to the holder of each Note in writing.

     Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of the Notes, may be reproduced by such holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such holders may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any holder of the Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (2) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any Federal or state regulatory authority having jurisdiction over such Purchaser, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section
6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

          Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

          Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 22.4. Construction.

             (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

             (b) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                   * * * * *

     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

                                               Very truly yours,
                                               Odyssey Re Holdings Corp.

                                               By  /s/  DONALD L. SMITH
                                                   -------------------------------------------
                                                   Donald L. Smith
                                                   Its SVP

The foregoing is hereby agreed to as of the date thereof.

The Travelers Insurance Company

By  /s/  MATTHEW J. MCINERNY
    -------------------------------------------
    Its Assistant Investment Officer

First Trenton Indemnity Company

By  /s/  MATTHEW J. MCINERNY
    -------------------------------------------
    Its Assistant Investment Officer

Premier Insurance Company of Massachusetts

By  /s/  MATTHEW J. MCINERNY
    -------------------------------------------
    Its Assistant Investment Officer

First Floridian Auto and Home Insurance Company

By  /s/  MATTHEW J. MCINERNY
    -------------------------------------------
    Its Assistant Investment Officer

Zenith Insurance Company

By  /s/  STANLEY R. ZAX
    -------------------------------------------
    Its Chairman and President

Fairfax Inc.

By  /s/  BRAD MARTIN
    -------------------------------------------
    Its Vice President

                       INFORMATION RELATING TO PURCHASERS

                                                             Principal Amount of
                                                           Notes to Be Purchased
                                                                     $19,000,000

Name and Address of Purchaser

THE TRAVELERS INSURANCE COMPANY
c/o Citigroup Investments Inc.
242 Trumbull Street
P.O. Box 150449
Hartford, CT 06115-0449
Attention: Cashier's Division

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Odyssey Re Holdings Corp., 7.49% Senior Notes due November 30, 2006, PPN 67612W A* 9, principal, premium or interest") to:

                Chase Manhattan Bank, N.A.
                New York, NY
                ABA Number 021-000-021
                REF: Travelers Private Placement Account
                Account No.: 910-2-587434

     Notices

     All notices and communications to be addressed as first provided above.

     Name of Nominee in which Notes are to be issued: TRAL & CO

     Taxpayer I.D. Number: 06-0566090 (a Connecticut corporation)

                                   Schedule A
                          (to Note Purchase Agreement)

                                                             Principal Amount of
                                                           Notes to Be Purchased
                                                                     $16,000,000

Name and Address of Purchaser

THE TRAVELERS INSURANCE COMPANY
(as to Separate Account STFMG)
c/o Citigroup Investments Inc.
242 Trumbull Street
P.O. Box 150449
Hartford, CT 06115-0449
Attention: Cashier's Division

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Odyssey Re Holdings Corp., 7.49% Senior Notes due November 30, 2006, PPN 67612W A* 9, principal, premium or interest") to:

                All payments by wire transfer to:
                Chase Manhattan Bank, N.A.
                New York, NY
                ABA Number 021-000-021
                Account No.: 910-2-720464

     Notices

     All notices and communications to be addressed as first provided above.

     Name of Nominee in which Notes are to be issued: The Travelers Insurance
                                                      Company
                                                       Separate Account SMGA

     Taxpayer I.D. Number: 06-0566090 (a Connecticut corporation)

                                                             Principal Amount of
                                                           Notes to Be Purchased
                                                                      $3,000,000

Name and Address of Purchaser

FIRST TRENTON INDEMNITY COMPANY
c/o Citigroup Investments Inc.
242 Trumbull Street
P.O. Box 150449
Hartford, CT 06115-0449

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Odyssey Re Holdings Corp., 7.49% Senior Notes due November 30, 2006, PPN 67612W A* 9, principal, premium or interest") to:

                Chase Manhattan Bank, N.A.
                New York, NY
                ABA Number 021-000-021
                Account No.: 910-2-739365

     Notices

     All notices and communications to be addressed as first provided above.

     Name of Nominee in which Notes are to be issued: First Trenton Indemnity Company

     Taxpayer I.D. Number: 13-6062916

                                                             Principal Amount of
                                                           Notes to Be Purchased
                                                                      $1,000,000

Name and Address of Purchaser

PREMIER INSURANCE COMPANY OF MASSACHUSETTS
c/o Citigroup Investments Inc.
242 Trumbull Street
P.O. Box 150449
Hartford, CT 06115-0449
Attention: Cashier's Division

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Odyssey Re Holdings Corp., 7.49% Senior Notes due November 30, 2006, PPN 67612W A* 9, principal, premium or interest") to:

                Chase Manhattan Bank, N.A.
                New York, NY
                ABA Number 021-000-021
                Account No.: 910-2-739365

     Notices

     All notices and communications to be addressed as first provided above.

     Name of Nominee in which Notes are to be issued: Premier Insurance Company of Massachusetts

     Taxpayer I.D. Number: 04-3175569

                                                             Principal Amount of
                                                           Notes to Be Purchased
                                                                      $1,000,000

Name and Address of Purchaser

FIRST FLORIDIAN AUTO AND HOME INSURANCE COMPANY
c/o Citigroup Investments Inc.
242 Trumbull Street
P.O. Box 150449
Hartford, CT 06115-0449
Attention: Cashier's Division

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Odyssey Re Holdings Corp., 7.49% Senior Notes due November 30, 2006, PPN 67612W A* 9, principal, premium or interest") to:

                Chase Manhattan Bank, N.A.
                New York, NY
                ABA Number 021-000-021
                Account No.: 910-2-739365

     Notices

     All notices and communications to be addressed as first provided above.

     Name of Nominee in which Notes are to be issued: First Floridian Auto and Home Insurance Company

     Taxpayer I.D. Number: 59-3372141

                                                             Principal Amount of
                                                           Notes to Be Purchased
                                                                     $25,000,000

Name and Address of Purchaser

ZENITH INSURANCE COMPANY
21255 Califa St.
Woodland Hills, CA 91367
Attention: Stanley R. Zax, Chairman & President
Facsimile: 818/713-0177

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Odyssey Re Holdings Corp., 7.49% Senior Notes due November 30, 2006, PPN 67612W A* 9, principal, premium or interest") to:

                Zenith Insurance Company
                Account Number 001-327372
                City National Bank
                400 North Roxbury Dr., Third Floor
                Beverly Hills, CA 90210
                ABA# 122016066

     Notices

     All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

                Zenith Insurance Company
                Investment Accounting
                21255 Califa St.
                Woodland Hills, CA 91367
                Attn: Visenta McGhee
                Telephone: 818/676-3928
                Facsimile: 818/703-0091

     Name of Nominee in which Notes are to be issued: Zenith Insurance Company

     Taxpayer I.D. Number: 95-1651549

                                                             Principal Amount of
                                                           Notes to Be Purchased
                                                                     $35,000,000

Name and Address of Purchaser

FAIRFAX INC.
140 Broadway, 39th Floor
New York, New York 10005
Attention: President
Facsimile: (212) 267-8293

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Odyssey Re Holdings Corp., 7.49% Senior Notes due November 30, 2006, PPN 67612W A* 9, principal, premium or interest") to:

                   Bank:          Harris Trust and Savings Bank
                                  111 West Monroe PO Box 755
                                  Chicago, Illinois 60690
                   ABA#:          071-000-288
                   A/C Name:      Fairfax Inc
                   A/C Number:    387-3940
                   Contact:       Vicki Hitz (312-461-1517) at the Harris Bank

     Notices

     All notices and communications to be addressed as first provided above.

     Name of Nominee in which Notes are to be issued: Fairfax Inc.

     Taxpayer I.D. Number: 83-0306126

                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" shall mean at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any other Person of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Anti-Terrorism Order" shall mean Executive Order No. 13,224 66 Fed Reg. 49,079 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

     "Asset Disposition" shall mean any Transfer except:

          (a) any

             (1) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary; and

             (2) Transfer from the Company to a Wholly-Owned Subsidiary;

        so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default shall exist; and

          (b) any Transfer made in the ordinary course of business and involving only property that is either (1) inventory held for sale or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete or
     (3) securities in the investment portfolios of the Company or its Subsidiaries.

     "Business Day" shall mean (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Hartford, Connecticut or New York, New York are required or authorized to be closed.

                                   Schedule B
                          (to Note Purchase Agreement)

     "Capital Lease" shall mean a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Change in Control" is defined in Section 8.3(h).

     "Closing" is defined in Section 3.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" shall mean Odyssey Re Holdings Corp., a Delaware corporation and any Successor Corporation.

     "Confidential Information" is defined in Section 20.

     "Consolidated Debt" shall mean, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidated Net Income" shall mean, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     For purposes of determining "Consolidated Net Income," there shall be excluded from any calculation thereof the amount of any unrealized gains and losses of the Company and its Subsidiaries arising from the Company's compliance with Financial Accounting Standards Board Statement No. 115.

     "Consolidated Net Worth" shall mean, as of any date of determination thereof,

          (a) the sum of (1) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (2) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

          (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     For purposes of determining "Consolidated Net Worth," there shall be excluded from any calculation thereof the amount of any unrealized gains and losses included in the retained earnings of the Company and its Subsidiaries arising from the Company's compliance with Financial Accounting Standards Board Statement No. 115.

     "Consolidated Short Term Debt" shall mean, as of any date of determination, the total of all Short-Term Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidated Total Assets" shall mean, as of any date of determination, the total assets of the Company and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     "Consolidated Total Capitalization" shall mean, as of any date of determination thereof, the sum of (a) Consolidated Net Worth and (b) Consolidated Debt.

     "Control Event" is defined in Section 8.3(i).

     "Debt" shall mean, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

     Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Debt Prepayment Application" shall mean, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company or any Subsidiary (other than Senior Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt).

     "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" shall mean that rate of interest that is the greater of (1) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (2) 2% over the rate of interest publicly announced by Bank of America in New York, New York as its "reference" rate.

     "Disposition Value" shall mean with respect to any property

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean, as of any date of determination thereof and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Fairfax" shall mean Fairfax Financial Holdings Limited, a Canadian corporation, and any Person that succeeds to all, or substantially all, of the assets and business of Fairfax Financial Holdings Limited.

     "Fairfax Debt" shall mean that certain $200,000,000 Floating Rate Term Note dated June 19, 2001 issued by the Company and held by Fairfax Inc.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" shall mean

          (a) the government of

             (1) the United States of America or any State or other political subdivision thereof, or

             (2) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Debt or obligation or any property constituting security therefor;

          (b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

          (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

     In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required by, or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by, any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

     "Institutional Accredited Investor" shall mean an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Institutional Investor" shall mean (a) any original purchaser of a Note,
(b) any holder of a Note holding more than $2,000,000 in aggregate principal amount of the Notes then outstanding and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Investment" shall mean any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (a) in any Person, whether by acquisition of shares, Debt or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise or (b) in any property; provided, however, that "Investments" shall not include obligations of the Company or any of its Subsidiaries under reinsurance contracts entered into in the ordinary course of business with Affiliates of Fairfax.

     "Investment Administration Agreements" shall mean those separate and several Investment Administration Agreements dated as of April 13, 1999, May 11, 2001 and May 11, 2001, between Fairfax and TIG Reinsurance Company, Odyssey Reinsurance Corporation and Hudson Insurance Company, respectively, in each case, as in effect on the date of the Closing.

     "Investment Management Agreements" shall mean those separate and several Investment Management Agreements dated as of April 13, 1999, May 11, 2001 and May 11, 2001, between Hamblin Watsa Investment Counsel, Ltd. and TIG Reinsurance Company, Odyssey Reinsurance Corporation and Hudson Insurance Company, respectively, in each case, as in effect on the date of the Closing.

     "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.7.

     "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Net Proceeds Amount" shall mean, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "Notes" is defined in Section 1.

     "Officer's Certificate" shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" shall mean an "employee benefit plan" subject to Title IV of ERISA or Section 412 of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate could reasonably be expected to have any liability.

     "Preferred Stock" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Debt" shall mean, without duplication, the sum of (a) all Debt of the Company secured by Liens, other than Liens permitted by paragraphs (a) through (j), inclusive, of Section 10.4 and (b) all Debt of Subsidiaries (excluding (1) Debt owing to the Company or a Wholly-Owned Subsidiary and (2) Debt of any Person that is outstanding on the date such Person becomes a Subsidiary as long as such Debt is not incurred in contemplation of such Person becoming a Subsidiary).

     "Property Reinvestment Application" shall mean, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the principal business of such Person.

     "property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Proposed Prepayment Date" is defined in Section 8.3(c).

     "PTE" is defined in Section 6.2(a).

     "Purchasers" is defined in the Preamble.

     "QPAM Exemption" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" shall mean, at any time, the holders of more than 50% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates, including, without limitation, Fairfax Inc. and Zenith Insurance Company).

     "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Senior Debt" shall mean any Debt of the Company of any Subsidiary that is not in any manner subordinated in right of payment to the Notes or any other Debt of such Person.

     "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Short Term Debt" shall mean, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or on or prior to November 30, 2006. For purposes of determining "Short Term Debt," there shall be included that portion of any Debt, not otherwise constituting Short Term Debt, that matures on or prior to November 30, 2006 (whether by sinking fund or other required prepayment).

     "Significant Subsidiary" shall mean, at any time, any Subsidiary (a) the assets of which exceed 5% of Consolidated Total Assets or (b) the revenues of which account for more than 5% of the consolidated total revenues of the Company and its Subsidiaries determined in accordance with GAAP.

     "Source" is defined in Section 6.2.

     "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Stock" shall mean, with respect to any Person, the stock (or any options or warrants to purchase stock or other securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "Successor Corporation" is defined in Section 10.5(a).

     "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     "Travelers Purchasers" shall mean the Purchasers, other than Zenith Insurance Company and Fairfax Inc.

     "Wholly-Owned Subsidiary" shall mean any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries.

                          CHANGES IN CORPORATE STATUS

                                     None.

                                  Schedule 4.9
                          (to Note Purchase Agreement)

                              DISCLOSURE MATERIALS

                                     None.

                                  Schedule 5.3
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.4

SUBSIDIARIES AND AFFILIATES OF THE COMPANY

     Please see attached chart.  Subsidiaries are marked with an "S".

     Fairfax Financial Holdings Limited ("Fairfax") owns approximately 40.8% of the outstanding common shares of The Hub Group Limited ("Hub"). A subsidiary of Fairfax has recently entered into an agreement to purchase additional shares of common stock of Zenith National Insurance Corp. ("Zenith"). Following the completion of the transaction, Fairfax will indirectly own approximately 42.1% of the outstanding shares of common stock of Zenith. Fairfax disclaims that it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Hub or Zenith.

                               [GRAPHIC OMITTED]

DIRECTORS AND SENIOR OFFICERS

NAME                                    POSITION
----                                    --------

V. PREM WATSA........................   Chairman of the Board of Directors

JAMES F. DOWD........................   Vice Chairman of the Board of Directors

ANDREW A. BARNARD....................   President, Chief Executive Officer and Director

MICHAEL G. WACEK.....................   Executive Vice President

CHARLES D. TROIANO...................   Executive Vice President and Chief Financial Officer

ANTHONY J. NARCISO, JR...............   Senior Vice President and Controller

DONALD L. SMITH......................   Senior Vice President, General Counsel and Corporate
                                        Secretary

WINSLOW W. BENNETT...................   Director

ANTHONY F. GRIFFITHS.................   Director

ROBBERT HARTOG.......................   Director

PAUL B. INGREY.......................   Director

COURTNEY SMITH.......................   Director

                                  Schedule 5.4
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.5

FINANCIAL STATEMENTS

     The following financial statements are included in the Company's Form 10-Q for the six months ended June 30, 2001 or the Company's common stock prospectus dated June 13, 2001 each attached to the confidential private placement memorandum dated October 2001 delivered to each Purchaser.

ODYSSEY RE HOLDINGS CORP.

     Consolidated financial statements as of June 30, 2001 (unaudited) and December 31, 2000 (audited) and for periods ended June 30, 2001 and 2000

     Unaudited pro forma combined consolidated financial statements as of March 31, 2001 and for periods ended March 31, 2001 and December 31, 2000

ODYSSEY AMERICA REINSURANCE CORPORATION

     Consolidated financial statements as of December 31, 1999 and 2000 and for the years ended December 31, 1998, 1999 and 2000

     Unaudited consolidated financial statements as of March 31, 2001 and for the three months ended March 31, 2000 and 2001

TIG REINSURANCE COMPANY

     Consolidated financial statements as of December 31, 1998 and for the year ended December 31, 1998

     Unaudited consolidated financial statements as of April 13, 1999 and for the period ended April 13, 1999

                                  Schedule 5.5
                          (to Note Purchase Agreement)

                               CERTAIN LITIGATION
                                     None.
                                  Schedule 5.8
                          (to Note Purchase Agreement)

                                 PATENTS, ETC.
                                     None.
                                 Schedule 5.11
                          (to Note Purchase Agreement)

                                USE OF PROCEEDS

         The proceeds from the sale of the Notes will be used to repay existing Debt of the Company and for general corporate purposes.

                                 Schedule 5.14
                          (to Note Purchase Agreement)

                                 SCHEDULE 5.15

EXISTING DEBT; FUTURE LIENS

     Odyssey Re Holdings Corp.

     $200,000,000 of three-year term notes issued to subsidiaries of Fairfax Financial Holdings Limited.

                                 Schedule 5.15
                          (to Note Purchase Agreement)

                                  FORM OF NOTE

                           ODYSSEY RE HOLDINGS CORP.

                    7.49% SENIOR NOTE DUE NOVEMBER 30, 2006

No. R-                                                           Date
$                                                                 PPN 67612W A*9

     For Value Received, the undersigned, Odyssey Re Holdings Corp. (herein called the "Company"), a corporation organized and existing under the laws of
the State of Delaware, hereby promises to pay to           , or registered
assigns, the principal sum of           Dollars (or so much thereof as shall not
have been prepaid) on November 30, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.49% per annum from the date hereof, payable semiannually, on the last day of May and November in each year, commencing with the May 31 or November 30 next succeeding the date hereof, until the principal hereof shall have become due and payable and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (1) 9.49% or (2) 2% over the rate of interest publicly announced by Bank of America from time to time in New York, New York as its "reference" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to that certain Note Purchase Agreement dated as of November 15, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6 of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                          ODYSSEY RE HOLDINGS CORP
                                          By
                                          --------------------------------------

                                            Its
                                            ------------------------------------

                                   Exhibit 1
                          (to Note Purchase Agreement)

                           FORM OF OPINION OF COUNSEL
                                FOR THE COMPANY

(416) 360-8484

                                December 4, 2001

To: The Purchasers listed on
    Schedule A to the Note Purchase Agreement
    (as defined below)

                           ODYSSEY RE HOLDINGS CORP.
                          7.49% SENIOR NOTES DUE 2006

Ladies and Gentlemen:

     We are acting as counsel to Odyssey Re Holdings Corp., a Delaware corporation (the "Company"), in connection with the purchase, subject to the terms and conditions set forth in the note purchase agreement dated as of November 15, 2001 (the "Note Purchase Agreement") among the Company and each of the purchasers listed on Schedule A thereto (the "Purchasers"), by the Purchasers of U.S.$100,000,000 aggregate principal amount of the Company's 7.49% Senior Notes due November 30, 2006 (the "Notes"). This opinion is being delivered to you in accordance with Section 4.4(a) of the Note Purchase Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

     In such capacity, we have examined (a) a signed copy of the Note Purchase Agreement; (b) copies of the signed Notes; and (c) a copy of the Private Placement Memorandum dated October 2001.

     We have also examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and such other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                                 Exhibit 4.4(a)
                          (to Note Purchase Agreement)

     Our opinions expressed below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

          (i) The Note Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (ii) The Notes have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (iii) Based upon our review of New York State and United States federal statutes, rules and regulations which in our experience are normally applicable to transactions of the type provided for in the Note Purchase Agreement (the "Requirements of Law"), but without having made any special investigation concerning any other requirements of law, no consent, approval, authorization, order, registration or qualification of or with any United States federal or New York State court or governmental agency or body is required in connection with the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Note Purchase Agreement and the Notes.

          (iv) Assuming the accuracy of the representations of the Company and of the Purchasers in the Note Purchase Agreement and of Banc of America Securities LLC in its agent's certificate dated the date hereof, no registration of the offer and sale of Notes to the Purchasers under the Securities Act of 1933, as amended, and no qualification of a trust indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with the offer, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement.

          (v) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Note Purchase Agreement and the Notes will not contravene or violate any order, judgment or decree of any United States federal or New York State court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or violate the provisions of any United States federal or New York State statute, rule or regulation applicable to the Company or any of its Subsidiaries. This opinion is based on our review of the Requirements of Law and those orders, judgments and decrees specifically identified to us by the Company as being those to which it or its Subsidiaries are subject, but without our having made any special investigation concerning any other requirements of law.

          (vi) The issuance of the Notes and the use of proceeds thereof as contemplated by the Note Purchase Agreement will not result in any violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II, as amended).

          (vii) The Company is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

     The opinions set forth in sub paragraphs (i) and (ii) above are subject to the qualification that enforcement is (x) subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to preferences or fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights and (y) subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

     These opinions are intended solely for your benefit and are not to be made available to, or relied upon by, any other person or entity (other than permitted transferees of the Notes) without our prior written consent, provided that you may make this opinion available to (i) your independent auditors and attorneys, (ii) any
                                    E-4.4(a)-2
state or federal authority or independent insurance board or body having regulatory jurisdiction over you, (iii) any person pursuant to order or legal process of any court or governmental agency, (iv) any person in connection with any legal action to which you are a party arising out of or in respect of the Note Purchase Agreement or the Notes, and (v) any proposed purchasers or subsequent holders of the Notes.

                                          Very truly yours,

                                    E-4.4(a)-3

                     FORM OF OPINION OF THE GENERAL COUNSEL
                                 TO THE COMPANY

                                December 4, 2001

To: The Purchasers listed on
    Schedule A to the Note Purchase Agreement
    (as defined below)

                           ODYSSEY RE HOLDINGS CORP.
                          7.49% SENIOR NOTES DUE 2006

Ladies and Gentlemen:

     I, Donald L. Smith, Senior Vice President, General Counsel and Corporate Secretary for Odyssey Re Holdings Corp., a Delaware corporation (the "Company"), licensed to practice law in the State of New York, have agreed to provide an in-house legal opinion in connection with the purchase, subject to the terms and conditions set forth in the note purchase agreement dated as of November 15, 2001 (the "Note Purchase Agreement") between the Company and each of the purchasers listed on Schedule A thereto (the "Purchasers"), by the Purchasers of U.S.$100,000,000 principal amount of the Company's 7.49% Senior Notes due November 30, 2006 (the "Notes"). This opinion is being delivered to you in accordance with Section 4.4(b) of the Note Purchase Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

     In such capacity I have examined (a) a signed copy of the Note Purchase Agreement; (b) copies of the signed Notes; and (c) a copy of the Private Placement Memorandum dated October 2001.

     I have also examined the originals, or copies identified to my satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments, as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

     The opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and I do not express any opinion herein concerning any other laws.

Based upon the foregoing, I am of the opinion that

                                 Exhibit 4.4(b)
                          (to Note Purchase Agreement)

          (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority under such laws to enter into and perform its obligations under the Note Purchase Agreement and the Notes and has the corporate power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary other than those jurisdictions as to which the failure to be so licensed, qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ii) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly licensed or qualified and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary other than those jurisdictions as to which the failure to be so licensed, qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and all of the issued and outstanding shares of capital stock or other equity interests of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          (iii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Note Purchase Agreement and issuance and sale of the Notes will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to me to which the Company is a party or by which the Company may be bound.

     This opinion letter speaks only as of the date hereof. I do not assume, and I expressly disclaim, any responsibility to advise any of you of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to the opinion letter.

     These opinions are intended solely for your benefit and are not to be made available to, or relied upon by, any other person or entity (other than permitted transferees of the Notes) without my prior written consent, provided that you may make this opinion available to (i) your independent auditors and attorneys, (ii) any state or federal authority or independent insurance board or body having regulatory jurisdiction over you, (iii) any person pursuant to order or legal process of any court or governmental agency, (iv) any person in connection with any legal action to which you are a party arising out of or in respect of the Note Purchase Agreement or the Notes, and (v) any proposed purchasers or subsequent holders of the Notes.

                                          Very truly yours,

                                    E-4.4(b)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                          TO THE TRAVELERS PURCHASERS

     The closing opinion of Chapman and Cutler, special counsel to the Travelers Purchasers, called for by Section 4.4(c) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to Zenith Insurance Company and each Travelers Purchaser, shall be satisfactory in form and substance to each Travelers Purchaser and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

          2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinions of Shearman and Sterling and Donald L. Smith, Esq. are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, Zenith Insurance Company and each Travelers Purchaser is justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                                    E-4.4(b)-3